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                       FIRST AMENDMENT TO LORAL GUARANTEE


         THIS FIRST AMENDMENT dated as of March 31, 2003 (this "AMENDMENT") to the Guarantee dated as of November 17, 2000 (the "GUARANTEE") among LORAL SPACE AND COMMUNICATIONS LTD., a Bermuda company (the "GUARANTOR" or "Loral"), in favor of BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the several lenders (the "LENDERS") from time to time parties to the Credit Agreement, dated as of November 17, 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Loral Satellite, Inc., a Delaware corporation (the "BORROWER"), the Lenders and Bank of America, N.A., as Administrative Agent for the Lenders.

                              W I T N E S S E T H :

         WHEREAS, the requisite parties to the Credit Agreement have entered into a Second Amendment to the Credit Agreement (the "CREDIT AGREEMENT AMENDMENT") pursuant to which the parties have agreed to certain amendments to the Credit Agreement; and

         WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement Amendment that the parties hereto shall have entered into this Amendment.

         NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1 . DEFINED TERMS; REFERENCES. (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Guarantee has the meaning assigned to such term in the Guarantee, as the case may be. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Guarantee" and each other similar reference contained in the Guarantee shall, after this Amendment becomes effective, refer to the Guarantee as amended hereby.

         (b) As used herein, the following additional terms have the following meanings:

         "AMENDMENT EFFECTIVE DATE" means the Amendment Effective Date as defined in the Credit Agreement Amendment.

         "INITIAL BUSINESS PLAN" means the business plan for Loral and its Subsidiaries, including the Borrower and its Subsidiaries, attached for purposes of identification to the Borrower's letter to the Administrative Agent dated March 31, 2003.



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         "OTHER SUBSIDIARIES" means, collectively, the Subsidiaries of Loral other than the Borrower, Loral SpaceCom and their respective Subsidiaries.

         "UPDATED BUSINESS PLAN" means the updated business plan referred to in
Section 5(e) of the Credit Agreement Amendment.

         SECTION 2 . COVENANT AMENDMENT AND WAIVER. (a) For purposes of calculating compliance with the covenant contained in Section 10 of the Guarantee, Consolidated Net Worth as at any date shall be calculated on a PRO FORMA basis excluding (without duplication) each of the charges and other adjustments described on Schedule 1 hereto.

         (b) The amendment set forth in Section 2(a) shall be given effect retroactively to January 1, 2002 and for purposes of any calculation made as at or as of such date or any date thereafter.

         SECTION 3 . ADDITIONAL COVENANTS BY THE GUARANTOR. The Guarantor agrees that it will not:

         (a) Declare or pay any dividends on any shares of any class of its capital stock, or make any other distribution in respect thereof, or make (or permit any Other Subsidiary to make) any payment on account of, or set apart assets for a sinking fund or other analogous fund for the purchase, redemption, retirement or other acquisition of, any shares of any class of capital stock of the Guarantor or any of its Subsidiaries, in any case either directly or indirectly, whether in cash or property or in obligations of the Guarantor or any of its Subsidiaries, except that the Guarantor may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock;

         (b) (i) Make, or permit any Other Subsidiary to make, any optional prepayment, retirement or redemption of, or other optional purchase, payment or defeasance in respect of, any of its Indebtedness or (ii) enter into or agree to, or cause any Other Subsidiary to enter into or agree to, any amendment to the terms of any of its Indebtedness that would (A) increase the rate of interest or fees payable in respect thereof, (B) cause the principal thereof to be repayable, defeased, redeemed or otherwise retired earlier or on stricter terms or, in the case of any revolving facility, the commitments or availability thereunder to be reduced, (C) require any additional collateral to be pledged or
(D) add additional events of default; or

         (c) Make any Investment in, or any other payment of money to, any Other Subsidiary ("OTHER SUBSIDIARY PAYMENTS"), except that so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom the Guarantor may make Other Subsidiary Payments if, after giving

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effect thereto, the aggregate amount of all Other Subsidiary Payments made on or after the Amendment Effective Date does not exceed $5,000,000.

         SECTION 4 . GAAP. Notwithstanding the provisions of Section 1.2(b) of the Credit Agreement, all calculations made for purposes of determining compliance with Section 10 of the Guarantee, as amended hereby, shall be made by application of GAAP as in effect for and applied in the preparation of the Guarantor's financial statements dated as of and for the period ended September 30, 2001.

         SECTION 5 . MISCELLANEOUS PROVISIONS. The Guarantor understands and accepts that:

         (a) except as expressly set forth herein, this Amendment shall not constitute a waiver or amendment of any term or condition of the Guarantee or any other Loan Document and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects, and that no failure or delay by the Lenders or any one of them in exercising any right, power or privilege under any Loan Document, or any other action taken or not taken or statement made, during the period prior to the date hereof or during the period thereafter shall operate as a waiver thereof or obligate any Lender to agree to any further amendments to or waivers under any Loan Document; and

         (b) the Lenders have given no assurance that they will grant any further amendments to the Guarantee or any other Loan Document.

         Section 6 . RELEASE OF LENDER LIABILITY. The Guarantor, for itself and on behalf of its affiliated entities, successors, assigns and legal representatives (the "GUARANTOR PARTIES"), jointly and severally releases, acquits and forever discharges the Administrative Agent, the Collateral Agent and each Lender (collectively, the "LENDER PARTIES"), and their respective subsidiaries, parents, affiliates, officers, directors, employees, agents, attorneys, successors and assigns, both present and former (collectively, the "LENDERS' AFFILIATES") from any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in contract, tort, law or equity which the Guarantor or any other Guarantor Party has or may have against any of the Lender Parties and/or the Lenders' Affiliates by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring prior to the date hereof, including but not limited to any claim or defense that relates to, in whole or in part, directly or indirectly, (i) the making or administration of the Loans, including without limitation, any such claims and defenses based on fraud, mistake, duress, usury or misrepresentation, or any other claim based on so-called "lender liability theories", (ii) any covenants, agreements, duties or obligations set forth in the Loan Documents, (iii) any actions or omissions of any of the Lender Parties and/or the Lenders'


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Affiliates in connections with the initiation or continuing exercise of any right or remedy contained in the Loan Documents or at law or in equity, (iv) lost profits, (v) loss of business opportunity, (vi) increased financing costs,
(vii) increased legal or other administrative fees or (viii) damages to business reputation.

         Section 7 . REPRESENTATIONS OF THE GUARANTOR. The Guarantor represents and warrants that, except as expressly waived hereby, (i) the representations and warranties of the Guarantor set forth in Article 9 of the Guarantee will be true on and as of the Amendment Effective Date, except where such representations and warranties expressly relate to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) no Default will have occurred and be continuing on such date. The Guarantor further represents and warrants that:

         (a) all information (other than projections) heretofore furnished by or on behalf of the Guarantor to the Administrative Agent or any Lender for purposes of or in connection with the Credit Agreement Amendment or this Amendment does not, and all such information hereafter furnished by or on behalf of the Guarantor to the Administrative Agent or any Lender will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make statements therein, in light of the circumstances under which they were or will be made, not misleading; and

         (b) the projections upon which the Initial Business Plan was and the Updated Business Plan will be based and any similar information provided in writing to the Lenders by or on behalf of the Guarantor pursuant to the Credit Agreement Amendment or this Amendment will in each case be based upon good faith estimates and assumptions believed by the Guarantor's senior management to be reasonable at the time delivered and at the time prepared and delivered represent their reasonable best estimate of the future performance of the Guarantor and its Subsidiaries.

         Section 8 . CONSENT AND CONFIRMATION. The Guarantor hereby consents to the Credit Agreement Amendment. Except as amended hereby, all of the terms of the Guarantee shall remain and continue in full force and effect and are hereby confirmed in all respects. Without limiting the generality of the first sentence of this section, the Guarantor acknowledges the provisions of the Credit Agreement Amendment contemplating actions by it, and agrees to comply with those provisions.

         SECTION 9 . GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

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         SECTION 10 . COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 11 . EFFECTIVENESS. This Amendment shall become effective upon the Amendment Effective Date.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                     LORAL SPACE AND COMMUNICATIONS LTD.
                                     By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                     BANK OF AMERICA, N.A.,
                                          as Administrative Agent
                                     By:
                                          --------------------------------------
                                          Name:
                                          Title:





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                                  SCHEDULE 1 TO
                       FIRST AMENDMENT TO LORAL GUARANTEE
                       ----------------------------------




Adjustments to Consolidated Net Worth
-------------------------------------

o the write down of deferred tax assets up to $365 million commencing October 1, 2002,
o the write down of investments and other assets relating to Satmex and Europe*Star up to $95 million commencing October 1, 2002,
o the write down of inventory, equipment and receivables (including notes) up to $75 million commencing April 1, 2002,
o pension and retiree minimum liability charges up to $65 million commencing October 1, 2002,
o goodwill amortization of $27 million per calendar year commencing January 1, 2002, and
o        the 2002 impact of up to $45 million G&A cost allocation.






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